                                                                    EXHIBIT 99.1


                       THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

                                        :
In re:                                  :  Chapter 11
                                        :
CORAM HEALTHCARE CORP. and              :  Case No. 00-3299 (MFW)
CORAM, INC.,                            :  (Jointly Administered)
                                        :
                  Debtors.              :  OBJECTION DEADLINE: FEBRUARY 21, 2003
                                        :  HEARING DATE: FEBRUARY 28, 2003

           -----------------------------------------------------------

                      MOTION OF THE CHAPTER 11 TRUSTEE FOR
                           AUTHORIZATION TO ENTER INTO
                 TERMINATION AND EMPLOYMENT EXTENSION AGREEMENT
                             WITH DANIEL D. CROWLEY

           -----------------------------------------------------------

         Arlin M. Adams, the Chapter 11 Trustee (the "Trustee") of the bankruptcy estates of Coram Healthcare Corp. ("CHC") and Coram, Inc. ("Coram" and, together with CHC, referred to as the "Debtors"), by and through his undersigned counsel, hereby moves this Court for authorization, pursuant to Sections 105 and 363 of Title 11 of the United States Code Sections 101, et seq. (the "Bankruptcy Code"), to enter into the Termination and Employment Extension Agreement with Daniel D. Crowley ("Crowley"), effective January 1, 2003. In support thereof, the Trustee respectfully represents as follows:

                                   BACKGROUND
                                   ----------

         1. On August 8, 2000 (the "Petition Date"), the Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. Until March 7, 2002, the Debtors operated their businesses and managed their properties and assets as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code. The Debtors'



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Chapter 11 cases have been consolidated for procedural purposes only. The
Debtors' cases have not been consolidated with that of any other debtor.

         2. On August 22, 2000, the United States Trustee designated an Official Committee of Unsecured Creditors (the "Creditors' Committee") in the Debtors' bankruptcy cases. On October 18, 2000, the United States Trustee designated a Committee of Equity Interest Holders (the "Equity Committee") to represent the interests of CHC's common shareholders.

         3. On December 21, 2000 the Court denied confirmation of the Debtors' first proposed plan of reorganization. On December 21, 2001, the Court entered an order denying confirmation of the Debtors' proposed second plan of reorganization.

         4. At a hearing held on February 12, 2002, the Court granted two motions seeking the appointment of a trustee to assume control over the Debtors' property and affairs pursuant to Section 1104 of the Bankruptcy Code. The Trustee's appointment was approved by the Court on March 7, 2002 (the "Appointment Date").

         5. On December 19, 2002, the Equity Committee filed a proposed plan of reorganization. As the Trustee's counsel informed the Court during the December 27, 2002 omnibus hearing, the Trustee intends to file his own plan by the end of February, 2003.

CROWLEY'S CURRENT EMPLOYMENT ARRANGEMENT
----------------------------------------

         6. On or about November 30, 1999, CHC and Crowley entered into an Employment Agreement (the "Employment Agreement") pursuant to which CHC agreed to employ him as President and Chief Executive Officer of CHC and all of its wholly-


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owned subsidiaries and Chairman of CHC's Board of Directors. A true and correct copy of the Employment Agreement, together with any and all amendments thereto, is attached hereto as Exhibit "A" and incorporated herein by reference in its entirety.

         7. Under the Employment Agreement, CHC agreed to compensate Crowley for his services with, inter alia, (i) a base salary of $650,000 per annum (the "Salary"), (ii) various performance based bonuses, (iii) stock options, (iv) health insurance benefits , (v) paid vacation time, (vi) life insurance benefits, (vii) a car allowance, (viii) corporate housing, and (ix) tax liability preparation and reimbursement benefits.

         8. While the Trustee has continued to pay Crowley his annual salary and certain benefits in the ordinary course of business, neither the Trustee nor the Debtors while debtors-in-possession have made any payments to Crowley on account of his claimed Management Incentive Plan ("MIP") bonuses and Key Employee Retention Plan ("KERP") bonuses. Crowley also maintains he is entitled to a success bonus of $1,800,000 payable upon consummation of debt refinancing and a plan of reorganization.

         9. On or about November 26, 2002, the Trustee moved the Court to enter an Order that would, among other things, authorize the Trustee to reject the Employment Agreement (Docket No. 1972). Since then, Crowley has terminated the Employment Agreement without prejudice to his claims for substantial bonus compensation, including for MIP and KERP bonuses. The Trustee and Crowley are currently engaged in negotiations in an attempt to resolve these and all other claims between them.

         10. After examining the Debtors' businesses, as discussed in further detail below, the Trustee has determined that Crowley has performed his duties under the Employment Agreement competently and that it would serve the Debtors' best interests


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to continue Crowley's employment in the capacity of Chief Transition and
Restructuring Officer on an interim basis during the plan confirmation process.

                             JURISDICTION AND VENUE
                             ----------------------

         11. The Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157 and 1334. Venue is proper in this district pursuant to 28 U.S.C. Sections 1408 and 1409. This is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2)(A) and (M). The statutory predicates for the relief sought herein are Sections 105 and 363 of the Bankruptcy Code and Fed. R. Bankr. P. 4001, 6004 and 9014.


                      REQUESTED RELIEF AND BASIS THEREFORE
                      ------------------------------------

         12. By this motion, the Trustee requests that the Court enter an order authorizing the Trustee to enter into a Termination and Employment Extension Agreement which he has negotiated with Crowley (the "Transition Agreement"), a true and correct copy of which is attached hereto as Exhibit "B" and incorporated herein by reference in its entirety.


THE TRANSITION AGREEMENT
------------------------

         13.      The Transition Agreement provides, inter alia, the following:

                  o Commencing as of January 1, 2003, Crowley will serve as the Chief Transition and Restructuring Officer for a term not to exceed the earlier of (i) six (6) months from January 1, 2003, (ii) the date on which a Plan of Reorganization is confirmed by final order of the Court, or (iii) the substantial consummation of a plan of reorganization.

                  o The term may be extended one time for up to an additional sixty (60) days if a final order has not been entered on or before June 30, 2003, unless either party terminates the arrangement on thirty (30) days' prior written notice.


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                  o   Commencing January 1, 2003, the Debtors will pay Crowley a base monthly salary of $80,000.00 and continue to reimburse direct costs and expenses incurred by Crowley as heretofore.

                  o The Debtors will continue to provide Crowley with the benefits provided under the Employment Agreement as heretofore, including without limitation health, dental and disability insurance, life insurance, transportation allowance and corporate housing.

                  o The Debtors will continue to maintain D&O coverage covering Crowley to the same extent available to all of the Debtors' officers and directors.

                  o In consideration of Crowley's agreement to forego other opportunities during his term, and in partial recognition of his efforts over the past nine (9) months, the Debtors will pay Crowley a stay and performance payment of $800,000, plus $200,000 in partial reimbursement of his counsel fees.

CROWLEY'S CONTINUED EMPLOYMENT
------------------------------

         14. Section 363 of the Bankruptcy Code provides that a trustee must obtain the bankruptcy court's approval to use property of the estate other than in the ordinary course of business. 11 U.S.C. Section 363(b). The proposed transaction may be viewed as being on the ordinary course of business because:
(a) companies comparable to the Debtors regularly extend continued employment terms to existing employees and officers, and (b) creditors of the Debtors would reasonably expect a continued relationship between CHC and its chief executive officer. See In re Roth American, Inc., 975 F.2d 949 (3d Cir. 1992). Nevertheless, having terminated Crowley as Chief Executive Officer and President and given the controversy surrounding his past employment by the Debtors' in this case, the Trustee seeks the Court's authorization to enter into the Transition Agreement.

         15. In order to obtain authorization for the use of property of the estate outside of the ordinary course of business, a trustee must articulate some business justification for


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such action. In re Continental Airlines, Inc., 780 F.2d 1223, 1226 (5th Cir.
1986); In re Lionel Corp., 722 F.2d 1063, 1070 (2d Cir. 1983); In re Montgomery Ward Holding Corp., 242 B.R. 147, 153 (D. Del. 1999); In re Delaware & Hudson Railway Co., 124 B.R. 169 (D. Del. 1991). This "is similar to many states' 'business judgment rule,' where great deference is given to a business in determining its own best interests." In re W.A. Mallory Company, 214 B.R. 834, 836 (Bankr. E.D. Va. 1997). See also Montgomery Ward, 242 B.R. at 155 (affirming approval of a 363(b) motion where the bankruptcy court based its findings on the debtors' business judgment).

         16. This Court denied confirmation of both of the proposed plans of reorganization offered by the Debtors because it found that an actual conflict of interest arose as a result of Crowley's employment contract with Cerberus Partners, L.P. ("Cerberus"), who is a noteholder and preferred shareholder. The Court's findings regarding Crowley's relationship with Cerberus, as well as his failure to timely make complete disclosure of the relationship to the CHC Board of Directors, raised a substantial question for the Trustee as to whether Crowley should be retained.

         17. Because Crowley and Cerberus have informed the Trustee that all contractual relations between them have been severed and that Crowley has not received any compensation from Cerberus in 2002, the Trustee is satisfied that there is no continuing conflict of interest.

         18. Moreover, the Trustee's own thorough evaluation of Crowley's performance, has led him to conclude that the company is better off with Crowley than without him, at least on an interim basis to provide stability until a plan is confirmed.


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CROWLEY'S PERFORMANCE
---------------------

         19. Since the Appointment Date, the Trustee has independently examined the actions undertaken by Crowley as the Debtors' chief executive officer. The Trustee has visited the corporate offices in Denver and has had several meetings and discussions with Crowley, CHC's senior executives and other employees of CHC. In addition, the Trustee has considered numerous reports regarding the financial performance of the Debtors and has reviewed the Debtors' performance under Crowley with the investment bankers retained by the Trustee.

         20. The Trustee's evaluation is that Crowley has operated the company profitably and efficiently. Under Crowley, notwithstanding being in these bankruptcy proceedings, the Debtors have experienced positive operating margins and EBITDA(1), reduced cost of services, reduced operating costs, improved inventory management, improved information systems, improved management tools, and maintained a stable cash position with no net borrowing to fund post-petition operations.

         21. EBITDA has substantially increased during the period of Crowley's stewardship of the company. From 1995 through 1999, a time prior to Crowley's employment, the Debtors' EBITDA was a negative $37 million. From January 2000

-----------

(1) EBITDA as discussed herein is defined as earnings before interest expense, income taxes, depreciation, amortization, net reorganization expenses, losses on impairment of long-lived assets, gains on sales of businesses, provision for (income from) litigation settlements, extraordinary gains on troubled debt restructurings, and for the periods after 1999, discontinued operations. The financial information of the Debtors contained herein was derived from and should be read in conjunction with CHC's consolidated financial statements and the notes thereto included in its Annual Reports on Form 10-K for the years ended December 31, 1997, 1998, 1999, 2000 and 2001 and its unaudited condensed consolidated financial statements and the notes thereto included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002.


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through September 2002, the Debtors experienced $83 million in positive EBITDA, a $120 million improvement under Crowley's management. For the first nine months of 2002 (including the six months after the Trustee was appointed), EBITDA was a positive $21 million; by contrast, EBITDA was negative $54 million for the year ended December 31, 1999.

         22. Revenue and gross profit are also increasing. For the nine-month period ended September 30, 2002, the Debtors' revenue rose $31 million, or 11 percent, from the same period the year before, resulting in an increased gross profit of $9 million. Indeed, revenue was higher during each month of 2002 than during the same month in 2001.

         23. Under Crowley, CHC has improved its financial performance by identifying and focusing the business on its most profitable core therapies. When Crowley was named CEO, non-core therapies accounted for approximately 38 percent of infusion therapy revenues for the quarter ended December 31, 1999; by the third quarter of 2002, non-core therapies represented only approximately 27 percent of infusion therapy revenues. In addition, daily average revenue per patient for core therapies rose 3% to $151 per day during the nine months ended September 30, 2002 when compared with the same period from the prior year.

         24. The most profitable type of business for CHC is the treatment of patients with chronic disorders. With Crowley at the helm under the Trustee's stewardship, CHC refined its marketing strategy to target chronic patients. As a result of these efforts, revenues from the treatment of hemophilia patients grew by 55 percent ($15 million) during the nine months ended September 30, 2002 when compared with the same period


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from the prior year. The treatment of hemophilia patients now represents 13 percent of total revenue, up from 9 percent during the nine months ended September 30, 2001. Similarly, revenues from nutrition patients were increased 6 percent during the same time frame.

         25. Furthermore, during Crowley's tenure, CHC has also cut costs by, inter alia, leveraging volume to purchase drugs and supplies more effectively. Cost of services for infusion, exclusive of depreciation and amortization expense, as a percentage of net revenue has been reduced from 76 percent for the year ended December 31, 1999 to 71 percent for the nine months ended September 30, 2002.

         26. Under Crowley, the Debtors have neither required post-petition borrowings to fund operations nor utilized their debtor-in-possession facility.

         27. Finally, the evaluation conducted by the Trustee's advisors has revealed improved employee productivity, increased employee morale and reduced employee turnover since Crowley became CEO of the Debtors. Company statistics show that the branch employee turnover rate was reduced by approximately six percent in 2002 when compared to 2001. It is apparent to the Trustee that many of CHC's employees are loyal to Crowley and that they remain confident of his ability to transition the Debtors' through an effective reorganization.

         28. The Trustee believes that it is important to maintain the Debtors' operational status quo during the plan confirmation process. The Equity Committee recently filed a plan and the Trustee intends to file his own plan of reorganization shortly. Replacing Crowley now would endanger the Debtors' ability to reorganize. Specifically, the Trustee believes that Crowley's departure would likely encourage "cherry-picking" of


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key employees by competitors, could cause substantial departures of executives and other key employees, and shift the company's focus from its business plan to mere survival.

         29. Accordingly, the Trustee submits that sound business purposes support the Trustee's request for the entry of an order authorizing him to enter into the Transition Agreement.


                                     NOTICE
                                     ------

         30. The Trustee shall serve a copy of this Motion upon (i) the United States Trustee, (ii) the Official Committee of Unsecured Creditors, (iii) the Official Committee of Equity Holders, (iv) the Post-Petition Lenders and the Noteholders, (v) Crowley and his identified counsel, and (vi) all parties requesting notice pursuant to Rule 2002 of the Bankruptcy Rules. Notice of this Motion has also been given by filing a Form 8-K with the Securities and Exchange Commission as of the date hereof. The Trustee respectfully submits that no other or further notice need be given.

                                NO PRIOR REQUEST
                                ----------------

         31. No previous application for the relief requested herein has been made to this or any other court by the Trustee.


                        [THIS SPACE INTENTIONALLY BLANK]


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         WHEREFORE, the Trustee respectfully requests that this Court enter an
Order: (i) authorizing the Trustee to Enter into the Transition Agreement, and
(ii) granting such other and further relief that this Court deems just and proper under the circumstances.



Dated: January 24, 2003                WEIR & PARTNERS LLP


                                       By: /s/ Kenneth E. Aaron
                                          --------------------------------------
                                          Kenneth E. Aaron (#4043)
                                          Salene R. Mazur
                                          824 Market Street Mall, Suite 1001
                                          P.O. Box 708
                                          Wilmington, Delaware 19899
                                          (302) 652-8181 (telephone)
                                          (302) 652-8909 (facsimile)

                                          -and-

                                          SCHNADER HARRISON SEGAL
                                          & LEWIS LLP
                                          Barry E. Bressler
                                          Michael J. Barrie
                                          1600 Market Street, Suite 3600
                                          Philadelphia, Pennsylvania  19103-7286
                                          (215) 751-2000 (telephone)
                                          (215) 751-2205 (facsimile)

                                          Co-Counsel to Arlin M. Adams,
                                               Chapter 11 Trustee

                                    EXHIBIT A

Employment Agreement between Coram Healthcare Corporation and Daniel D. Crowley, dated as of November 30, 1999, together with Amendment No. 1 thereto (incorporated by reference to Exhibit 10.51 of Coram Healthcare Corporation's Annual Report on Form 10-K for the year ended December 31, 1999).

Second Amendment to Employment Agreement, dated as of April 6, 2000, between Coram Healthcare Corporation and Daniel D. Crowley (incorporated by reference to
Exhibit 10.1 of Coram Healthcare Corporation's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000).

Third Amendment to Employment Agreement, dated August 2, 2000, between Coram Healthcare Corporation and Daniel D. Crowley (incorporated by reference to
Exhibit 10.58 of Coram Healthcare Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).

                                    EXHIBIT B

       [SCHNADER HARRISON SEGAL & LEWIS LLP ATTORNEYS AT LAW LETTERHEAD]

                                December 24, 2002
BARRY E. BRESSLER
Direct Dial 215-751-2050
Direct Fax  215-751-2205
Internet Address: bbressler@schnader.com


VIA FACSIMILE #312-621-1750
---------------------------

Scott N. Schreiber, Esquire
Much Shelist Freed Denenberg Ament & Rubenstein
200 North LaSalle Street, Suite 2100
Chicago, IL  60601


         RE:  IN RE: CORAM HEALTHCARE CORP., DEBTOR
              /DANIEL D. CROWLEY

Dear Mr. Schreiber:

         Per our additional discussions, Arlin M. Adams, the Chapter 11 Trustee for Coram Healthcare Corporation ("Coram") has modified the proposed terms for a termination agreement and extension of employment with Daniel D. Crowley ("Dan"), subject to approval of the Bankruptcy Court, to include the following terms:

         1. Dan has terminated his prior Employment Agreement, as amended ("Employment Agreement") and the Trustee has filed a "placeholder" motion to reject Dan's old Employment Agreement.

         2. Under the proposed termination and employment extension agreement ("Transition Agreement"), the Trustee and Dan agree that commencing January 1, 2003 Dan will continue to render essentially the same services to Coram as he has heretofore for a term not to exceed the earlier of (a) six (6) months from January 1, 2003; (b) the date on which a Plan is confirmed by final order of a court having jurisdiction in the Coram Bankruptcy ("final order"); or (c) the substantial consummation of a Plan in the Coram Bankruptcy. The term could be extended once for up to an additional sixty (60) days, if a final order has not been entered on or before June 30, 2003, unless either party terminates the arrangement on thirty (30) days' prior written notice.

Scott N. Schreiber, Esq.
December 24, 2002
Page 2

         3. Dan's current at will employment will continue until December 31, 2002 on the same terms and conditions as under the old Employment Agreement, while we finalize the Transition Agreement and submit it to the Bankruptcy Court. Through December 31, 2002, Dan will receive the same monthly salary and benefits as under the Employment Agreement.

         4. Under the Transition Agreement, beginning January 1, 2003, Coram will pay Dan a base monthly salary of $80,000.00 ("Monthly Salary") payable as heretofore and continue to reimburse direct costs and expenses incurred by Dan or Dynamic Healthcare Solutions ("Dynamic") on behalf of Coram or Coram's employees occupying space in Sacramento, California on the same basis as heretofore during Coram's bankruptcy proceedings. If during the six months of the Transition Agreement the Trustee terminates Dan without cause, Dan would still be entitled to be paid his Monthly Salary for the balance of the six month period. If during that period Dan is terminated for cause, Dan would not be paid the Monthly Salary for the balance of the six month period.

         5. Under the Transition Agreement, Coram will continue to provide the other perquisites and benefits that Coram currently provides to Dan under the old Employment Agreement, including health, dental and disability insurance on the same basis as made available to senior executives of Coram, $1,000,000.00 of whole life coverage, an $1,800.00 transportation allowance, corporate housing in Denver on the same basis as heretofore, gross up for taxes on certain benefits on the same basis as heretofore, reasonable expenses incurred in the course of Dan's rendering services for Coram and tax preparation costs of $10,000.00 for the six months of the Transition Agreement. As heretofore, Dan may maintain his interest in Dynamic and during the term of the Transition Agreement, Dan agrees on behalf of Dynamic that it may consult with other companies not in direct competition with Coram, except for the Noteholders/preferred stockholders or their affiliates for which neither Dynamic nor Dan shall consult, so long as such consulting does not substantially detract from Dan rendering the necessary time and effort to continue to guide Coram on the same basis as heretofore.

         6. During the Transition Agreement, Coram would continue to maintain D&O coverage covering Dan to the same extent available to all Coram officers and directors.

         7. In consideration of Dan's agreement to forego other opportunities during the Transition Period and in partial recognition of his efforts over the past nine (9) months, the Trustee will pay Dan a stay and performance payment totaling $1,000,000.00 ("Stay Bonus"). This will be accomplished by reimbursement for counsel fees (not to exceed $200,000.00) paid on approval of the Transition Agreement by the Court, with the balance of $800,000.00 paid as a stay bonus paid at the end of the six month period or upon a final confirmation order, whichever first occurs. Dan will be entitled to the Stay Bonus whether or not a final confirmation order is entered.

         8. The Transition Agreement will be governed by Colorado law, as was Dan's old Employment Agreement, and will be enforceable by either party in the Bankruptcy Court.

Scott N. Schreiber, Esq.
December 24, 2002
Page 3

         9. The Transition Agreement will be subject to approval of the Bankruptcy Court. The Transition Agreement will have an effective date of, and the Trustee will request the Bankruptcy Court to approve it as of, January 1, 2003.

         10. The Trustee will agree, after consultation with Dan, on an appropriate job title during the Transition Agreement, which tentatively will be Chief Transition and Restructuring Officer.

                                               Sincerely,

                                               /s/ BARRY E. BRESSLER

                                               BARRY E. BRESSLER



BEB/sh
Cc:  Arlin M. Adams, Chapter 11 Trustee
     Mr. Daniel D. Crowley

Agreed as to Terms and Conditions

DANIEL D. CROWLEY

/s/ DANIEL D. CROWLEY    24 Dec 02
----------------------------------

ARLIN M. ADAMS, CHAPTER 11 TRUSTEE


/s/ ARLIN M. ADAMS
----------------------------------